EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2011, relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
December 2, 2011